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                                 EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

(All Subsidiaries are Wholly Owned by the Registrant)


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
                                                                                           Percentage Owned
Name                                             Jurisdiction of Organization               by Registrant
----                                             ----------------------------               -------------
Rogue Wave Software GmbH                                     Germany                             100%
Rogue Wave Software BV                                     Netherlands                           100%
Inmark Development Corporation                             California                            100%
Rogue Wave Software UK LTD                               United Kingdom                          100%
Stingray Software, Inc.                                  North Carolina                          100%
NobleNet, Inc.                                              Delaware                             100%
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